UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2026

SKY CONSTANT CENTURY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54956	46-2323674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1805-06, Tower 6, 33 Canton Road

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices & zip code)

(+86) 18217703866

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers.

On January 22, 2026, the Board of Directors of Sky Constant Century Inc. (the “Company”) appointed Mr. Huibin Jiang as a member of the Company’s Board of Directors, effective immediately. Mr. Jiang is the founder and chairman of LUMA 108 Group, an enterprise engaged in information technology and lifestyle e-commerce services. He has extensive experience in enterprise operations, strategic planning, and platform-based business management. In May 2015, Mr. Jiang founded Jiangxi Duosiying Information Technology Co., Ltd., where he accumulated significant experience in e-commerce system development and operational management. In January 2019, he launched the LUMA 108 e-commerce platform, further expanding his expertise in digital commerce, organizational leadership, and long-term strategic development. The Company believes that Mr. Jiang’s industry background and entrepreneurial experience will contribute positively to the Board’s oversight and strategic guidance as the Company evaluates and pursues future business opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKY CONSTANT CENTURY INC.
(Name of Registrant)

Date: January 23, 2026	By:	/s/ Zhiyang Zhang
	Name:	Zhiyang Zhang
	Title:	Director

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